Boise Cascade Company	Exhibit 99.1
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact - Chris Forrey investor@bc.com	Media Contact - Amy Evans mediarelations@bc.com

For Immediate Release: November 4, 2024

Boise Cascade Company Reports Third Quarter 2024 Results

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $91.0 million, or $2.33 per share, on sales of $1.7 billion for the third quarter ended September 30, 2024, compared with net income of $143.1 million, or $3.58 per share, on sales of $1.8 billion for the third quarter ended September 30, 2023.

"In what has proven to be a moderate demand environment, once again, we were able to deliver good financial results in the third quarter. We could not have done this without the tremendous efforts of our associates and our unique combination of best-in-class engineered wood products and an unmatched nationwide wholesale distribution network,” stated Nate Jorgensen, CEO. “In addition, we continue to progress on our key strategic investment initiatives and thoughtfully deploy capital to shareholders. Looking forward, we expect normal seasonality through the winter months, and are well positioned to serve and support our customer and vendor partners as changes in demand dictate."

Third Quarter 2024 Highlights

	3Q 2024	3Q 2023	% change
	(in thousands, except per-share data and percentages)
Consolidated Results
Sales	$1,713,724	$1,834,441	(7)%
Net income	91,038	143,068	(36)%
Net income per common share - diluted	2.33	3.58	(35)%
Adjusted EBITDA [1]	154,480	216,465	(29)%
Segment Results
Wood Products sales	$453,896	$515,225	(12)%
Wood Products income	53,853	99,574	(46)%
Wood Products EBITDA [1]	77,404	122,924	(37)%
Building Materials Distribution sales	1,567,466	1,670,296	(6)%
Building Materials Distribution income	74,821	97,076	(23)%
Building Materials Distribution EBITDA [1]	87,749	104,857	(16)%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In third quarter 2024, total U.S. housing starts and single-family housing starts decreased 3% and 1%, respectively, compared to the same period in 2023. On a year-to-date basis through September 2024, total housing starts decreased 3%, while single-family housing starts increased 10%, compared to the same period in 2023. Single-family housing starts are the key demand driver for our sales.

Wood Products

Wood Products' sales, including sales to Building Materials Distribution (BMD), decreased $61.3 million, or 12%, to $453.9 million for the three months ended September 30, 2024, from $515.2 million for the three months ended September 30, 2023. The decrease in sales was driven by lower plywood sales prices, as well as lower sales prices for LVL and I-joists (collectively referred to as EWP). In addition, lower sales volumes for I-joists decreased sales, while sales volumes for LVL and plywood were flat. Other sales related to lumber and residual byproducts also decreased.

Comparative average net selling prices and sales volume changes for EWP and plywood are as follows:

	3Q 2024 vs. 3Q 2023	3Q 2024 vs. 2Q 2024

Average Net Selling Prices
LVL	(5)%	(2)%
I-joists	(6)%	(2)%
Plywood	(13)%	(8)%
Sales Volumes
LVL	—%	(2)%
I-joists	(8)%	(10)%
Plywood	—%	2%

Wood Products' segment income decreased $45.7 million to $53.9 million for the three months ended September 30, 2024, from $99.6 million for the three months ended September 30, 2023. The decrease in segment income was due primarily to lower EWP and plywood sales prices, as well as higher conversion costs. In addition, lower I-joist sales volumes contributed to the decrease in segment income.

Building Materials Distribution

BMD's sales decreased $102.8 million, or 6%, to $1,567.5 million for the three months ended September 30, 2024, from $1,670.3 million for the three months ended September 30, 2023. Compared with the same quarter in the prior year, the overall decrease in sales was driven by a sales price decrease of 6%, as sales volumes were flat. Excluding the impact of the BROSCO acquisition on October 2, 2023, sales would have decreased by 9%. By product line, commodity sales decreased 12%, general line product sales increased 4%, and EWP sales (substantially all of which are sourced through our Wood Products segment) decreased 14%.

BMD segment income decreased $22.3 million to $74.8 million for the three months ended September 30, 2024, from $97.1 million for the three months ended September 30, 2023. The decrease in segment income was driven by increased selling and distribution expenses and depreciation and amortization expense of $10.0 million and $5.1 million, respectively. In addition, gross margin decreased $7.7 million, driven by lower margins on commodity products and EWP, offset partially by improved margins on general line products.

Balance Sheet and Liquidity

Boise Cascade ended third quarter 2024 with $761.6 million of cash and cash equivalents and $395.7 million of undrawn committed bank line availability, for total available liquidity of $1,157.3 million. The Company had $450.0 million of outstanding debt at September 30, 2024.

Capital Allocation

We expect capital expenditures in 2024, excluding potential acquisition spending, to total approximately $220 million to $240 million. In addition, we expect capital expenditures in 2025 to total approximately $200 million to $220 million. These levels of capital expenditures could increase or decrease as a result of several factors, including acquisitions, efforts to further accelerate organic growth, exercise of lease purchase options, our financial results, future economic conditions, availability of engineering and construction resources, and timing and availability of equipment purchases.

For the nine months ended September 30, 2024, the Company paid $220.5 million in common stock dividends. On October 30, 2024, our board of directors declared a quarterly dividend of $0.21 per share on our common stock, payable on December 18, 2024, to stockholders of record on December 2, 2024.

For the three and nine months ended September 30, 2024, the Company paid $69.7 million and $158.5 million, respectively, for the repurchase of 554,500 and 1,232,345 shares of our common stock, respectively. Furthermore, in October 2024, the Company repurchased an additional 50,000 shares of our common stock at a cost of $6.9 million. On October 30, 2024, our board of directors authorized the repurchase of an additional 1.4 million shares of our common stock. This increase is in addition to the remaining authorized shares under our prior common stock repurchase program. As of October 31, 2024, approximately 2 million shares were available for repurchase under our existing share repurchase program.

Outlook

Demand for the products we manufacture, as well as the products we purchase and distribute, is correlated with new residential construction, residential repair-and-remodeling activity, and light commercial construction. Residential construction, particularly new single-family construction, is the key demand driver for the products we manufacture and distribute. As reported by the U.S. Census Bureau, housing starts were 1.42 million in 2023. Current industry forecasts for U.S. housing starts are approximately 1.35 million in 2024 followed by 2025 starts at or modestly above 1.40 million. For the nine months ended September 2024, single-family starts are outpacing 2023 levels by 10% whereas multi-family starts have declined sharply from historic levels due to increased capital costs for developers, combined with historic levels of multi-family unit completions in 2024. Home affordability remains a challenge for many consumers due to home prices and the cost of financing, with the level of mortgage rates also limiting the supply of existing housing stock available for sale. Large homebuilders are addressing affordability challenges by reducing home sizes and plan complexity, as well as offering mortgage rate buydowns. New residential construction will continue to be an important source of supply for the demand created by undersupplied housing, favorable demographic trends, and low unemployment. We expect 2025 to reflect modest growth in home improvement spending, as the age of U.S. housing stock and elevated levels of homeowner equity will continue to provide a favorable backdrop for repair-and-remodel spending. Ultimately, macroeconomic factors, the level and expectations for mortgage rates, home affordability, home equity levels, home size, and other factors will influence the near-term demand environment for the products we manufacture and distribute.

As a manufacturer of certain commodity products, we have sales and profitability exposure to declines in commodity product prices and rising input costs. Our distribution business purchases and resells a broad mix of products with periods of increasing prices providing the opportunity for higher sales and increased margins, while declining price environments expose us to declines in sales and profitability. Future product pricing, particularly commodity products pricing and input costs, may be volatile in response to economic uncertainties, industry operating rates, supply-related disruptions, transportation constraints or disruptions, net import and export activity, inventory levels in various distribution channels, and seasonal demand patterns.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call to discuss third quarter earnings on Tuesday, November 5, 2024, at 10 a.m. Eastern.

To join the webcast, go to the Investors section of our website at www.bc.com/investors and select the Event Calendar link. Analysts and investors who wish to ask questions during the Q&A session can register for the call here.

The archived webcast will be available in the Investors section of Boise Cascade's website.

Use of Non-GAAP Financial Measures

We refer to the terms EBITDA and Adjusted EBITDA in this earnings release and the accompanying Quarterly Statistical Information as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States (GAAP). We define EBITDA as income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps.

We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income or segment income have limitations as analytical tools, including: the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding our outlook. Statements preceded or followed by, or that otherwise include, the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "forecast," "is likely to," and similar expressions or future or conditional verbs such as "will," "may," "would," "should," and "could" are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, changes in the competitive position of our products, commodity input costs, the effect of general economic conditions, our ability to efficiently and effectively integrate the BROSCO acquisition, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(in thousands, except per-share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2024	September 30
	2024	2023		2024	2023

Sales	$1,713,724	$1,834,441	$1,797,670	$5,156,814	$5,193,989

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,375,719	1,442,178	1,440,680	4,123,838	4,099,249
Depreciation and amortization	36,861	31,474	34,367	107,078	93,382
Selling and distribution expenses	157,522	147,714	149,783	451,415	415,707
General and administrative expenses	26,172	27,583	25,943	77,232	84,193
Other (income) expense, net	94	(141)	(84)	(68)	(1,752)
	1,596,368	1,648,808	1,650,689	4,759,495	4,690,779

Income from operations	117,356	185,633	146,981	397,319	503,210

Foreign currency exchange gain (loss)	300	(602)	(104)	(103)	(355)
Pension expense (excluding service costs)	(37)	(40)	(37)	(111)	(122)
Interest expense	(6,082)	(6,351)	(6,105)	(18,257)	(19,051)
Interest income	10,168	13,760	10,543	31,308	34,964
Change in fair value of interest rate swaps	(866)	(327)	(487)	(1,573)	(798)
	3,483	6,440	3,810	11,264	14,638

Income before income taxes	120,839	192,073	150,791	408,583	517,848
Income tax provision	(29,801)	(49,005)	(38,499)	(101,129)	(131,727)
Net income	$91,038	$143,068	$112,292	$307,454	$386,121

Weighted average common shares outstanding:
Basic	38,848	39,675	39,412	39,286	39,648
Diluted	39,063	39,983	39,608	39,521	39,849

Net income per common share:
Basic	$2.34	$3.61	$2.85	$7.83	$9.74
Diluted	$2.33	$3.58	$2.84	$7.78	$9.69

Dividends declared per common share	$5.21	$0.20	$0.20	$5.61	$3.50

Wood Products Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2024	September 30
	2024	2023		2024	2023

Segment sales	$453,896	$515,225	$489,823	$1,412,647	$1,482,926

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	361,313	376,754	378,920	1,097,954	1,091,900
Depreciation and amortization	23,551	23,350	22,270	70,205	70,145
Selling and distribution expenses	10,587	10,786	11,114	32,252	33,901
General and administrative expenses	4,640	5,018	4,606	14,266	15,560
Other (income) expense, net	(48)	(257)	133	99	(1,584)
	400,043	415,651	417,043	1,214,776	1,209,922

Segment income	$53,853	$99,574	$72,780	$197,871	$273,004

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	79.6%	73.1%	77.4%	77.7%	73.6%
Depreciation and amortization	5.2%	4.5%	4.5%	5.0%	4.7%
Selling and distribution expenses	2.3%	2.1%	2.3%	2.3%	2.3%
General and administrative expenses	1.0%	1.0%	0.9%	1.0%	1.0%
Other (income) expense, net	—%	—%	—%	—%	(0.1%)
	88.1%	80.7%	85.1%	86.0%	81.6%

Segment income	11.9%	19.3%	14.9%	14.0%	18.4%

Building Materials Distribution Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2024	September 30
	2024	2023		2024	2023

Segment sales	$1,567,466	$1,670,296	$1,655,221	$4,727,708	$4,686,076

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,322,001	1,417,153	1,409,510	4,009,932	3,983,718
Depreciation and amortization	12,928	7,781	11,741	35,776	22,237
Selling and distribution expenses	146,994	136,982	138,716	419,324	381,878
General and administrative expenses	10,580	11,195	10,070	30,184	33,314
Other (income) expense, net	142	109	(216)	(192)	(382)
	1,492,645	1,573,220	1,569,821	4,495,024	4,420,765

Segment income	$74,821	$97,076	$85,400	$232,684	$265,311

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	84.3%	84.8%	85.2%	84.8%	85.0%
Depreciation and amortization	0.8%	0.5%	0.7%	0.8%	0.5%
Selling and distribution expenses	9.4%	8.2%	8.4%	8.9%	8.1%
General and administrative expenses	0.7%	0.7%	0.6%	0.6%	0.7%
Other (income) expense, net	—%	—%	—%	—%	—%
	95.2%	94.2%	94.8%	95.1%	94.3%

Segment income	4.8%	5.8%	5.2%	4.9%	5.7%

Segment Information
(in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2024	September 30
	2024	2023		2024	2023
Segment sales
Wood Products	$453,896	$515,225	$489,823	$1,412,647	$1,482,926
Building Materials Distribution	1,567,466	1,670,296	1,655,221	4,727,708	4,686,076
Intersegment eliminations	(307,638)	(351,080)	(347,374)	(983,541)	(975,013)
Total net sales	$1,713,724	$1,834,441	$1,797,670	$5,156,814	$5,193,989

Segment income
Wood Products	$53,853	$99,574	$72,780	$197,871	$273,004
Building Materials Distribution	74,821	97,076	85,400	232,684	265,311
Total segment income	128,674	196,650	158,180	430,555	538,315
Unallocated corporate costs	(11,318)	(11,017)	(11,199)	(33,236)	(35,105)
Income from operations	$117,356	$185,633	$146,981	$397,319	$503,210

Segment EBITDA
Wood Products	$77,404	$122,924	$95,050	$268,076	$343,149
Building Materials Distribution	87,749	104,857	97,141	268,460	287,548

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2024	December 31, 2023

ASSETS

Current
Cash and cash equivalents	$761,599	$949,574
Receivables
Trade, less allowances of $4,979 and $3,278	408,487	352,780
Related parties	289	181
Other	17,411	20,740
Inventories	792,356	712,369
Prepaid expenses and other	32,024	21,170
Total current assets	2,012,166	2,056,814

Property and equipment, net	985,808	932,633
Operating lease right-of-use assets	50,039	62,868
Finance lease right-of-use assets	22,925	24,003
Timber deposits	9,078	7,208
Goodwill	171,945	170,254
Intangible assets, net	177,028	190,743
Deferred income taxes	4,605	4,854
Other assets	8,033	9,269
Total assets	$3,441,627	$3,458,646

Boise Cascade Company
Consolidated Balance Sheets (continued)
(in thousands, except per-share data) (unaudited)

	September 30, 2024	December 31, 2023

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$372,199	$310,175
Related parties	2,216	1,501
Accrued liabilities
Compensation and benefits	122,000	149,561
Interest payable	5,086	9,958
Other	141,741	122,921
Total current liabilities	643,242	594,116

Debt
Long-term debt	445,945	445,280

Other
Compensation and benefits	42,864	40,189
Operating lease liabilities, net of current portion	43,550	56,425
Finance lease liabilities, net of current portion	27,492	28,084
Deferred income taxes	96,967	82,014
Other long-term liabilities	18,134	16,874
	229,007	223,586

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 45,130 and 44,983 shares issued, respectively	451	450
Treasury stock, 6,675 and 5,443 shares at cost, respectively	(305,227)	(145,335)
Additional paid-in capital	561,223	560,697
Accumulated other comprehensive loss	(495)	(517)
Retained earnings	1,867,481	1,780,369
Total stockholders' equity	2,123,433	2,195,664
Total liabilities and stockholders' equity	$3,441,627	$3,458,646

Boise Cascade Company
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Nine Months Ended September 30
	2024	2023
Cash provided by (used for) operations
Net income	$307,454	$386,121
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	109,531	95,516
Stock-based compensation	11,668	11,518
Pension expense	111	122
Deferred income taxes	15,096	4,351
Change in fair value of interest rate swaps	1,573	798
Other	322	(1,877)
Decrease (increase) in working capital, net of acquisitions
Receivables	(51,192)	(158,756)
Inventories	(80,739)	14,145
Prepaid expenses and other	(6,697)	(6,604)
Accounts payable and accrued liabilities	44,547	152,303
Income taxes payable	(3,970)	23,664
Other	(3,952)	(172)
Net cash provided by operations	343,752	521,129

Cash provided by (used for) investment
Expenditures for property and equipment	(135,760)	(99,251)
Acquisitions of businesses and facilities	(5,581)	—
Proceeds from sales of assets and other	1,197	2,450
Net cash used for investment	(140,144)	(96,801)

Cash provided by (used for) financing
Treasury stock purchased	(158,509)	(1,539)
Dividends paid on common stock	(220,485)	(140,885)
Tax withholding payments on stock-based awards	(11,141)	(5,926)
Other	(1,448)	(1,359)
Net cash used for financing	(391,583)	(149,709)

Net increase (decrease) in cash and cash equivalents	(187,975)	274,619

Balance at beginning of the period	949,574	998,344

Balance at end of the period	$761,599	$1,272,963

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2023 Form 10-K and the Company's other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps. The following table reconciles net income to EBITDA and Adjusted EBITDA for the (i) three months ended September 30, 2024 and 2023, (ii) three months ended June 30, 2024, and (iii) nine months ended September 30, 2024 and 2023:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2024	September 30
	2024	2023		2024	2023
	(in thousands)
Net income	$91,038	$143,068	$112,292	$307,454	$386,121
Interest expense	6,082	6,351	6,105	18,257	19,051
Interest income	(10,168)	(13,760)	(10,543)	(31,308)	(34,964)
Income tax provision	29,801	49,005	38,499	101,129	131,727
Depreciation and amortization	36,861	31,474	34,367	107,078	93,382
EBITDA	153,614	216,138	180,720	502,610	595,317
Change in fair value of interest rate swaps	866	327	487	1,573	798
Adjusted EBITDA	$154,480	$216,465	$181,207	$504,183	$596,115

The following table reconciles segment income and unallocated corporate costs to EBITDA and adjusted EBITDA for the (i) three months ended September 30, 2024 and 2023, (ii) three months ended June 30, 2024, and (iii) nine months ended September 30, 2024 and 2023:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2024	September 30
	2024	2023		2024	2023
	(in thousands)
Wood Products
Segment income	$53,853	$99,574	$72,780	$197,871	$273,004
Depreciation and amortization	23,551	23,350	22,270	70,205	70,145
EBITDA	$77,404	$122,924	$95,050	$268,076	$343,149

Building Materials Distribution
Segment income	$74,821	$97,076	$85,400	$232,684	$265,311
Depreciation and amortization	12,928	7,781	11,741	35,776	22,237
EBITDA	$87,749	$104,857	$97,141	$268,460	$287,548

Corporate
Unallocated corporate costs	$(11,318)	$(11,017)	$(11,199)	$(33,236)	$(35,105)
Foreign currency exchange gain (loss)	300	(602)	(104)	(103)	(355)
Pension expense (excluding service costs)	(37)	(40)	(37)	(111)	(122)
Change in fair value of interest rate swaps	(866)	(327)	(487)	(1,573)	(798)
Depreciation and amortization	382	343	356	1,097	1,000
EBITDA	(11,539)	(11,643)	(11,471)	(33,926)	(35,380)
Change in fair value of interest rate swaps	866	327	487	1,573	798
Corporate adjusted EBITDA	$(10,673)	$(11,316)	$(10,984)	$(32,353)	$(34,582)

Total Company adjusted EBITDA	$154,480	$216,465	$181,207	$504,183	$596,115